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                        [LETTERHEAD CCB&T APPEARS HERE]


                                 LINE OF CREDIT
                                 LOAN AGREEMENT

To:  Benthos,  Inc.
    --------------------------

     Edgerton Drive
    --------------------------

     N. Falmouth, MA 02556
    --------------------------


CAPE COD BANK and TRUST Co. (THE "BANK") is pleased to confirm that we may, in
our sole discretion, make loans to                BENTHOS, INC.
                                  --------------------------------------------
(The "Borrower" from time to time, on the following terms and conditions.

In consideration of the mutual covenants contained in this Loan Agreement dated
this 24th day of September          , 1990, and other good and valuable
     ----                  ---------  ----
consideration, receipt of which is hereby acknowledged, the parties represent, warrant. covenant and agree as follows:

1. LINE OF CREDIT: You may borrow, repay and reborrow from us such amounts (Individually, a "Loan" and collectively, the "Loans") as you may from time to time request, but not exceeding the Line of Credit (the "Line") established in the amount of ($1,500,000.00) One Million Five Hundred
                                 ---------------------------------------
   Thousand Dollars.
   --------

   The Loans shall be evidenced by a single demand note (the "Note") in the principal amount of the Line of Credit. The unpaid principal of the Note shall bear interest (computed on the basis of the actual number of days elapsed over a 360 day year) prior to demand for the payment thereof at * xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx After demand, the unpaid principal of the Note shall bear Interest until paid at a rate which at all times is three (3%) percentage points above the rate of interest otherwise payable hereunder.

   *First National Bank of Boston Prime Rate

   You will be required to pay an annual Line of Credit fee of    Line fee is
                                                              ------------------
   waived of our loan commitment or $100.00, whichever is greater. This fee must
   ------
   be paid at time of execution of this Line of Credit Loan Agreement and annually thereafter.

2. INSTRUCTIONS TO MAKE ADVANCES: You hereby authorize us to make Loan advances
   to you by crediting your account (the "Account") number   311 134 2 01
                                                           --------------------
   maintained with the Cape Cod Bank and Trust Company upon receipt of information as to the amount of the loan request communicated to us by draft or by telephone or by other oral request from any one of the individuals listed in Exhibit A attached hereto ("Authorized Persons"). Each such request shall be confirmed in writing by you, over the signature(s) of the necessary Authorized Persons and shall indicate the date and the amount of the Loan advanced and the revised principal balance of the Note. Your written and acknowledged confirmation must be returned to us not later than three (3) business days after the date of the request.

3. MAKING OF PAYMENTS: You authorize us to charge your Account for monthly interest payments due under the Note and this Loan Agreement, such charges to be made as payments become due,

   Any Loan advances may be repaid in whole or in part at any lime and from time to time prior to demand, upon advice to us by telephone or other oral request from any one of the Authorized Persons. Upon receipt of such advice, repayment will be effected by charging your Account for the principal amount of such payment. You agree to confirm such telephone or other oral instructions by delivering to us no later than three (3) business days after said advice a confirmation setting forth the amount of such payment, the date of the transaction and the revised principal balance of the Note and signed by an Authorized Person.
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                                                                          PAGE 2
LINE OF CREDIT
LOAN AGREEMENT


4. AMOUNT OF ADVANCES/PAYMENTS: All borrowing under the "Line will be in the amount of $5,000 (Five Thousand Dollars) or more.

5. ELECTION TO MAKE ADVANCES: You agree that your compliance with your performance of the provisions of this Agreement shall not obligate us to make any Loan advances and that we shall make the Loan advances in our sole and absolute discretion. You agree further that the records of advances against and payments to the Note maintained by Cape Cod Bank and Trust Company shall be conclusive evidence of all such payments and Loan advances.

6. PAYMENT OF EXPENSES: You will be responsible for all expenses in connection with the negotiation, preparation, execution, administration, amendment or enforcement of this Loan Agreement and the making, collection and issue of all Loans, including, without limitation, the reasonable fees and disbursements of our legal counsel.

7. FINANCIAL STATEMENTS: You agree to deliver or cause to be delivered to us not more than one hundred twenty (120) days after the close of each fiscal year, a complete set of financial statements for your business to include such detail, reports and supporting schedules as are satisfactory to us in our sole and absolute discretion.

    The individuals and/or officers agrees to provide the "Bank" with their personal financial statements on an annual basis to coincide with the anniversary date of the "Line."

    Such financial statements may include, but are not limited to the following:
    Balance sheets, statements of income, surplus accounts, statements of changes in financial position, a certificate signed by the chief executive officer and chief financial officer of the Company indicating whether the Company has observed, performed and fulfilled all of these obligations under this agreement, copies of all reports to or from any government or agency, written notice of any litigation, arbitrations, or any proceedings before governmental agency which would materially affect the company or any subsidiary, any information respecting the business, operation and financial condition of the company or any subsidiary, and all tax information, assessments, and governmental charges upon or against the company or its subsidiaries.

8. RIGHT TO PAYMENT ON DEMAND: The "Bank" shall have. the right to have this Line of Credit payable on demand for any reason it deems necessary.

9. SECURITY INTEREST: The "Bank" may require security for this Line of Credit Loan at any time.

10. RIGHT TO PAYMENT FOR (30) CONSECUTIVE DAYS: The "Bank" shall have the right to payment of the Line of Credit in full for at least (30) consecutive days during any one year period.

II. LIEN: SET OFF BY BANK: The Company hereby grants to the Bank a continuing lien for all Indebtedness of the Company to the Bank for all monies, securities, and any other property of the Company and the proceeds thereof, now or hereinafter held or received by the Bank from or for the Company.

    Upon the occurrence of any Default, the Bank is hereby authorized at any time and from time to time, without notice to the Company, to set off, appropriate, and apply any or all Items hereinabove referred to against all indebtedness of the Company to the Bank, whether under this Agreement, the Note, or otherwise, and whether now existing or hereinafter arising.

12. DEFAULT: If any one or more of the following events shall occur for any reason, that is:

    A. if you or your Company or any Subsidiary shall fail to make a payment when due of the principal or Interest of the Note:

    B. If default shall be made in the performance or observance of, or shall occur under, any covenant, agreement, or other provision of this agreement or In any instrument or document delivered to the "Bank" in connection with or pursuant to this Agreement, or if any such Instrument or document shall terminate or become void or unenforceable without the written consent of the "Bank";

    C. If default shall occur in any payment with respect to any Indebtedness for borrowed money of the Company or any Subsidiary or under any agreement or Instrument under or pursuant to which any Indebtedness may have been Issued, created, assumed, or guaranteed by the company or any subsidiary, and If any such Indebtedness snail be declared due and payable prior to the stated maturity thereon;

**Unless otherwise consented to in writing by the Bank, the borrower hereby covenants as follows:

    I. At the end of any fiscal year of the borrower, the borrower will not commit the ratio of consolidated current assets to consolidated current liabilities to be less than one to one.

    II. The borrower will not at any time permit the ratio of consolidated indebtedness to consolidated tangible net worth to be more than 1.5 to 1.
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                                                                          PAGE 3
LINE OF CREDIT
LOAN AGREEMENT



     D. If default shall occur in the payment of the principal, interest, or premium with respect to any Indebtedness for borrowed money with this "Bank" or any Subsidiary of this "Bank";

     E. if any representation or any other statement of facts herein or in any writing furnished to the "Bank" pursuant to or in connection with this Agreement1 shall be false or misleading in any material respect;

     F. If the Company or any Subsidiary admits in writing or otherwise the inability to pay its debts;

     G. If the Company or any Subsidiary shall become insolvent, subject to bankruptcy proceedings, or the court enters an order appointing a receiver, trustee, liquidator, or conservator of the Company, or any Subsidiary;

     H. If any judgment against the Company or any Subsidiary or any attachment or execution against any of its property for any amount remains unpaid, unstayed, or undismissed;

     I. In the event that the "Bank" has taken security, if the ownership of such security becomes Encumbered in any way;

     J. If the Company or any Subsidiary exceeds its credit line;

     K. If at any time the "Bank" shall discover a material change in the financial condition or business prospects of the Company or any Subsidiary;

     L. If at any time the "Bank" shall consider the Indebtedness of the Company to the "Bank" insecure and the Company shall not on demand furnish other security or make payment on account, satisfactory to the "Bank";

   Then and In the event of any of the above listed defaults, the "Bank" may, at its option, declare the Note to be due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived.

    13. CERTAIN DOCUMENTS AND OTHER ITEMS: Prior to requesting the Initial Loan advance, you shall furnish us with each of the following, each duly executed and dated the date of your acceptance of this Loan Agreement.

         A.  RESOLUTIONS: A copy, duly certified by your Clerk/Secretary, of:
             (1) the resolutions of your Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Loan Agreement and the Note, as In Exhibit B (2) all documents evidencing other necessary corporate action and other approvals or consents, if any, with respect hereto.

         B.  NOTE: Your Note payable to our order.

         C. AGREEMENTS: If the "Borrower" is a Trust or Partnership, a copy of the recorded Declaration of Trust Agreement and Schedule of Trust Beneficiaries. A copy of the Partnership Agreement and all documents pertaining to said Partnership Agreement.

         D. INCUMBENCY: A certificate of your Secretary/Clerk certifying the names of the officers authorized to sign this Loan Agreement, the Note and any other documents and certificates to be delivered by you hereunder, together with the true signatures of such officers.

         E. OPINION: We may, at our sole and absolute discretion, require legal counsel opinions addressed to us, to the effect that; (1) you are a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts; (2) you have full power to borrow monies hereunder, to execute and deliver this Loan Agreement and the Note and that all such actions have been duly authorized by all necessary corporate action, and are not in conflict with any provision of law or of your charter or bylaws;
             (3) this Loan Agreement and the Note are your legal and binding obligations, enforceable in accordance with their terms.

    14.  GENERAL

         A. AMENDMENTS: TERMINATION: This Loan Agreement may be amended only by a written statement signed by both parties hereto. This Loan Agreement may be terminated at any time by either of us by written notice to the other, but no such termination shall all affect or impair the obligations theretofore incurred by you hereunder.

         B. EXPIRATION/RENEWAL: The "Line" will be subject to an ANNUAL REVIEW upon receipt of the required annual financial statements. All borrowings under the "Line" must be paid out in full for a minimum of 30 days during each twelve month period. The "Bank" reserves the right to REVOKE a Line of Credit at its sole discretion in any event of default or upon 30 days from a written notice to the "Borrower" as defined in the promissory note or loan agreement.
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                                                                          PAGE 4
LINE OF CREDIT
LOAN AGREEMENT



         C. DEPOSITORY ACCOUNT: The "Borrower" will be required to maintain their principal deposit accounts with the "Bank."

    15 GOVERNING LAW: This Loan Agreement, the Note and all documents and Instruments in connection herewith shall be governed by and interpreted in accordance with the laws of The Commonwealth of Massachusetts.

    If the foregoing is acceptable, please indicate your agreement therewith by signing the copy hereof where indicated below.

                                     Very truly yours

                                     CAPE COD BANK and TRUST COMPANY

                                     By: /s/James M. McEvoy
                                        ---------------------------------
                                            James M. McEvoy
                                     Title: Senior Vice President
                                            -----------------------------

The foregoing is agreed to this 24th day of September       , 1990      .
                                ----        ----------------    --------
/s/ L. W. Gray                    /s/ Richard L. Mappes
-----------------------------     ---------------------------------------
 Lawrence W. Gray, President          Richard L. Mappes, Treasurer

_____________________________     ______________________________________

_____________________________     ______________________________________

_____________________________     ______________________________________

                      [LETTERHEAD OF CCB&T APPEARS HERE]

                                      April 4, 1996



J. Luke Sabella, C.F.O.
Benthos, Inc.
49 Edgerton Road
North Falmouth, MA 02556-2826

Dear Luke:

I am pleased to inform you that Cape Cod Bank and Trust has renewed your $1,500,000 Line of Credit with the following terms and conditions:

   I. TERMS OF LINE OF CREDIT

      Borrower:  Benthos, Inc.

      Amount: $1,500,000.00.

      Rate:  National Prime.

      Expiration Date/Renewal: January 31, 1997. Your Line of Credit may be renewed on an annual basis. The renewal will be subject to a satisfactory review of the company's year end audit, interim financial statements and projected cash flow.

      Repayment:  Interest only.

      Security:  Unsecured.

  II. ADDITIONAL COVENANTS AND CONDITIONS

      Minimum current ratio of 1.1 to 1.
      Maximum debt to worth ratio of 1.5 to 1.
      Debt service coverage no less than 1.3X.


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      Representation: All representations made by the borrower to the bank in conjunction with this loan are deemed to be material and have been relied upon by the bank issuing this commitment.

      Line Clearance: The secured Line of Credit will clear for a minimum of thirty (30) consecutive days in the course of one year from the date of its

      Financial Reporting: Receipt of C.P.A. audit within 120 days from the company's fiscal year-end. Monthly, management prepared, interim financials and cash flow projected budget.

This commitment is conditional upon the acceptance of these terms and conditions by signing and returning the enclosed copy of this leffer by April 24, 1996.

                                      Sincerely,

                                      CAPE COD BANK & TRUST COMPANY


                                      Timothy F. Kelleher
                                      Vice President

                                      /s/T.J. Kelleher

Benthos, Inc. accepts the terms and conditions of this letter.

                                      Benthos, Inc.

Date 4/12/96                          By /s/J. Luke Sabella
     -------                             ---------------------------------
                                         J. Luke Sabella, C.F.O.